CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement No. 33-52409 of New Jersey Resources Corporation on Form S-8, of our report dated June 22, 2007, appearing in this Annual Report on Form 11-K of New Jersey Resources Corporation Employees’ Retirement Savings Plan for the year ended December 31, 2006.

/s/ Lazar Levine & Felix LLP
Morristown, New Jersey

June 22, 2007